EXHIBIT 21.0
                                                                    ------------

                         Subsidiaries of the Registrant




                                                                    Place of
Name of subsidiary                  Date of Incorporation        Incorporation
- ------------------                  ---------------------        -------------

PCNA Communications Corporation     October 14, 1998             Florida

Attorneys Online, Inc.              February 15, 1999            Florida